Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Manager of Investor Relations or,
John G. Murray, President or
Mark L. Kleifges, CFO
(617) 964-8389
www.hptreit.com

HPT Announces 2004 Fourth Quarter and Annual Operating Results

Newton, MA (February 8, 2005):  Hospitality Properties Trust (NYSE: HPT) today announced its results of operations for the quarter and year ended December 31, 2004, as follows:

	(amounts in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Net income	$35,856	$144,132	$127,091	$238,213

Net income available for common shareholders	$33,942	$140,437	$114,624	$223,433

Funds from operations (“FFO”)	$57,375	$61,807	$233,864	$233,075

Common distributions declared	$48,386	$45,063	$193,523	$180,242

Per common share amounts:

Net income available for common shareholders	$0.51	$2.24	$1.72	$3.57

Funds from operations (“FFO”)	$0.85	$0.99	$3.52	$3.72

Common distributions declared	$0.72	$0.72	$2.88	$2.88

Weighted average common shares outstanding	67,203	62,587	66,503	62,576

The fourth quarter 2003 operating results include non-recurring gains from lease terminations of $107.5 million.

The 2004 operating results set forth above reflect the first year that 12 hotels owned by HPT were operated as Prime Hotels.  These 12 Prime Hotels are operated under one management contract together with 24 AmeriSuites Hotels (i.e., for a total of 36 hotels under one contract).  The hotels included in this contract are the only combination of hotels which HPT owns which reported a decline in RevPAR, or revenue per available room, during the 2004 fourth quarter and full year.  During 2004, the operator of these 36 hotels, Prime Hospitality Corporation, was sold to Blackstone Group.  Shortly after year end 2004, Blackstone Group transferred operating responsibility for these 36 hotels to Hyatt Corporation.  Pursuant to guarantees given by Prime Hospitality and honored by Blackstone and Hyatt, the minimum returns due to HPT have continued to be timely paid.  However, as a result of the 2004 RevPAR declines at the Prime hotels, the income and FFO which HPT realized from these hotels is less than HPT would have realized without such declines. HPT is currently having discussions with Hyatt Corporation concerning plans for these operations.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 285 hotels located in 38 states. HPT is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT HPT IS CURRENTLY HAVING DISCUSSIONS WITH HYATT CORPORATION CONCERNING PLANS FOR THE FUTURE OPERATIONS OF THE 24 AMERISUITES HOTELS AND 12 PRIME HOTELS OWNED BY HPT.  ONE POSSIBLE IMPLICATION OF THIS STATEMENT IS THAT THE REVPAR DECLINE EXPERIENCED AT THESE 36 HOTELS DURING 2004 MAY CEASE OR REVERSE.  IN FACT, HOWEVER, HYATT MAY BE UNWILLING OR UNABLE TO MAKE CHANGES IN THESE OPERATIONS WHICH IMPROVE THEIR REVPAR AND THE PROFITS REALIZED BY HPT AT THESE HOTELS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THESE FORWARD LOOKING STATEMENTS.

 (end)

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenues:
Hotel operating revenues (1)	$119,342	$68,801	$498,122	$209,299
Minimum rent	30,343	55,874	125,669	216,125
Percentage rent	2,803	1,128	2,803	1,128
FF&E reserve income (2)	4,147	4,203	18,390	18,335
Interest income	199	63	384	398
Gain on lease terminations (3)	—	107,516	—	107,516
Total revenues	156,834	237,585	645,368	552,801

Expenses:
Hotel operating expenses (1) (4)	74,602	48,695	333,818	145,863
Interest (including amortization of deferred financing costs of $686, $683, $2,744 and $2,536, respectively)	12,618	12,626	50,393	44,536
Depreciation and amortization	28,725	27,732	114,883	104,807
General and administrative	5,033	4,400	19,386	16,800
Loss on early extinguishment of debt (5)	—	—	—	2,582
Total expenses	120,978	93,453	518,480	314,588

Income before gain on sale of real estate	35,856	144,132	126,888	238,213
Gain on sale of real estate	—	—	203	—

Net income	35,856	144,132	127,091	238,213
Preferred distributions	(1,914)	(3,695)	(9,674)	(14,780)
Excess of liquidation preference over carrying value of preferred shares (6)	—	—	(2,793)	—
Net income available for common shareholders	$33,942	$140,437	$114,624	$223,433

Calculation of FFO (7):
Net income available for common shareholders	$33,942	$140,437	$114,624	$223,433
Add: FF&E deposits not in net income (2)	421	2,004	1,767	9,769
Depreciation and amortization	28,725	27,732	114,883	104,807
Excess of liquidation preference over carrying value of preferred shares (6)	—	—	2,793	—
Loss on early extinguishment of debt (5)	—	—	—	2,582
Less: Gain on sale of real estate	—	—	(203)	—
Gain on lease terminations	—	(107,516)	—	(107,516)
Deferred percentage rent (8)	(2,167)	(850)	—	—
Deferred hotel operating income (9)	(3,546)	—	—	—
Funds from operations (“FFO”)	$57,375	$61,807	$233,864	$233,075

Weighted average common shares outstanding	67,203	62,587	66,503	62,576

Per common share amounts:
Net income available for common shareholders	$0.51	$2.24	$1.72	$3.57
FFO (7)	$0.85	$0.99	$3.52	$3.72
Common distributions declared	$0.72	$0.72	$2.88	$2.88

See Notes on page 4.

Hospitality Properties Trust

NOTES TO CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(1)     As of December 31, 2004, each of our 285 hotels was included in one of eight combinations of hotels which are either leased to one of our taxable REIT subsidiaries and managed by an independent hotel operating company, or are leased to a third party.  At December 31, 2004, we had 177 managed hotels and 108 leased hotels. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels, and only rental income from our leased hotels. The pro forma operating results for all 177 of our managed hotels assuming acquisition of the hotels and commencement of the management agreements as of January 1, 2003, are as follows (includes amounts for periods prior to our ownership of some of these hotels and for periods when some of these hotels were leased by us to third parties different than the current operators):

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Hotel operating revenues	$119,342	$117,689	$510,124	$504,714
Hotel operating expenses	87,363	89,822	351,708	352,226

(2)     Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows.  We own the FF&E Reserve escrows for all the hotels leased to our taxable REIT subsidiary and for most of the hotels leased to third parties.  We have a security and remainder interest in the FF&E Reserve escrows for the remaining hotels leased to third parties.  When we own the FF&E Reserve escrows at hotels leased to third parties we report payments into the escrow as additional rent.  When we have a security and remainder interest in the FF&E Reserve escrows, deposits are not included in revenue but are included in FFO. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income in our consolidated statement of income.

(3)     We recorded gains on lease termination in the 2003 fourth quarter as a result of the termination of our two leases with Wyndham International, Inc. and our lease with Candlewood Hotel Company, Inc.

(4)     Certain of our managed hotels had net operating results that were less than the minimum returns due to us by $6,501 and  $7,032 in the fourth quarter of 2004 and 2003, respectively, and $10,595 and $6,922 during the fiscal year 2004 and 2003, respectively. These amounts are included in our consolidated statement of income as a net reduction to hotel operating expenses in each period because the minimum returns were funded by our managers.

(5)     The loss on the early extinguishment of debt resulted from the write off of unamortized deferred financing costs of that debt.

(6)     On April 12, 2004, we redeemed all of our outstanding 9½% Series A Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid dividends. We deducted the $2,793 excess of the liquidation preference of the redeemed shares over their carrying amount from net income in determining net income available to common shareholders in the calculation of earnings per share.

(7)     We compute FFO as shown. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (see note 2), deferred percentage rent (see note 8) and deferred hotel operating income (see note 9) and exclude the excess of liquidation preference over carrying value of redeemed preferred shares (see note 6), the loss on early extinguishment of debt not settled in cash (see note 5) and gain on lease terminations (see note 3).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and losses on early extinguishment of debt, it may facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(8)     In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter when all contingencies are met and the income is earned. Although we defer recognition of this revenue for purposes of calculating net income, we include these amounts in the calculation of FFO during the first three quarters of the year.

(9)     Our rights to share in the operating results of our managed hotels in excess of the minimum returns due to us are generally determined based upon annual calculations. For fiscal year 2004 our share of these operating results was $1,397 and we recognized this income in the fourth quarter of 2004 when all contingencies were met and the income was earned. Although we deferred recognition of this income for purposes of calculating net income during the first three quarters of 2004, the calculation of FFO for these periods included our share of operating results in excess of minimum returns of $3,546. Our share of these operating results declined by $2,149 during the fourth quarter of 2004 as the operating results of certain of our managed hotels were less than the minimum returns due to us for the quarter.

Hospitality Properties Trust

Key Balance Sheet Data

(in thousands)

	December 31, 2004	December 31, 2003

Cash	$15,894	$6,428

Restricted cash (FF&E Reserve escrow)	$38,511	$55,755

Real Estate, at cost	$3,180,990	$3,179,507

Debt, net of discounts
Floating rate – Credit Facility, due 2005	$72,000	$201,000
Fixed rate – 7.00% Senior Notes, due 2008	149,914	149,888
Fixed rate – 9.125% Senior Notes, due 2010	49,966	49,960
Fixed rate – 8.3% Mortgage payable, due 2011	3,826	3,881
Fixed rate – 6.85% Senior Notes, due 2012	124,330	124,240
Fixed rate – 6.75% Senior Notes, due 2013	297,469	297,157

Total Debt	$697,505	$826,126

Equity

9.5% Series A Preferred (none and 3,000,000 shares outstanding)	$—	$72,207
8.875% Series B Preferred (3,450,000 shares outstanding)	83,306	83,306
Common (67,203,228 and 62,587,079 shares outstanding)	1,602,567	1,490,015

Total Equity	$1,685,873	$1,645,528

Additional Data

(in thousands except percentages)

	December 31, 2004	December 31, 2003
Leverage Ratios
Total Debt / Total Assets	25.9%	29.9%
Total Debt / Real Estate, at cost	21.9%	26.0%
Total Debt / Total Book Capitalization	29.3%	33.4%
Variable Rate Debt / Total Book Capitalization	3.0%	8.1%

	Year Ended December 31, 2004	Year Ended December 31, 2003
Cash Flow Data

Cash flow provided by (used in):
Operating activities	$223,119	$219,405
Investing activities	$(2,462)	$(371,610)
Financing activities	$(211,191)	$151,296

Hospitality Properties Trust

Hotel Revenue Data

The following tables summarize the hotel operating statistics reported to us by our third party tenants and managers for our 285 hotels.

Lease/	No. of	No. of Rooms/	Quarter Ended December 31,			Year Ended December 31,
Management Agreement	Hotels	Suites	2004(1)	2003(1)	Change	2004(1)	2003(1)	Change
ADR
Host (no. 1)	53	7,610	$101.24	$94.76	6.8%	$100.38	$95.51	5.1%
Host (no. 2)	18	2,178	96.60	92.99	3.9%	94.86	93.32	1.7%
Marriott	35	5,382	93.69	88.63	5.7%	94.71	91.19	3.9%
Barcelo Crestline	19	2,756	94.94	87.45	8.6%	92.26	88.44	4.3%
InterContinental (no. 1) (2)(3)	30	3,694	88.73	87.78	1.1%	89.65	89.99	-0.4%
InterContinental (no. 2) (2)(3)	76	9,220	55.77	53.80	3.7%	55.97	54.77	2.2%
Prime (3)(4)	36	5,250	70.70	70.38	0.5%	73.49	70.13	4.8%
Homestead	18	2,399	51.16	47.08	8.7%	50.14	47.72	5.1%
Total/Average	285	38,489	$81.84	$77.65	5.4%	$80.42	$77.20	4.2%

OCCUPANCY
Host (no. 1)	53	7,610	68.4%	63.1%	5.3pt	71.3%	64.0%	7.3pt
Host (no. 2)	18	2,178	77.8%	73.9%	3.9pt	79.3%	76.6%	2.7pt
Marriott	35	5,382	73.3%	70.9%	2.4pt	76.3%	73.9%	2.4pt
Barcelo Crestline	19	2,756	69.6%	68.5%	1.1pt	73.8%	69.0%	4.8pt
InterContinental (no. 1) (2)(3)	30	3,694	69.8%	66.9%	2.9pt	75.3%	74.2%	1.1pt
InterContinental (no. 2) (2)(3)	76	9,220	70.9%	68.6%	2.3pt	71.2%	72.0%	-0.8pt
Prime (3)(4)	36	5,250	54.3%	60.5%	-6.2pt	61.5%	67.9%	-6.4pt
Homestead	18	2,399	75.3%	73.6%	1.7pt	79.2%	75.9%	3.3pt
Total/Average	285	38,489	69.1%	67.2%	1.9pt	72.1%	70.6%	1.5pt

RevPAR
Host (no. 1)	53	7,610	$69.25	$59.79	15.8%	$71.57	$61.13	17.1%
Host (no. 2)	18	2,178	75.15	68.72	9.4%	75.22	71.48	5.2%
Marriott	35	5,382	68.67	62.84	9.3%	72.26	67.39	7.2%
Barcelo Crestline	19	2,756	66.08	59.90	10.3%	68.09	61.02	11.6%
InterContinental (no. 1) (2)(3)	30	3,694	61.93	58.72	5.5%	67.51	66.77	1.1%
InterContinental (no. 2) (2)(3)	76	9,220	39.54	36.91	7.1%	39.85	39.43	1.1%
Prime (3)(4)	36	5,250	38.39	42.58	-9.8%	45.20	47.62	-5.1%
Homestead	18	2,399	38.52	34.65	11.2%	39.71	36.22	9.6%
Total/Average	285	38,489	$56.55	$52.18	8.4%	$57.98	$54.50	6.4%

(1)     Includes data for the calendar periods indicated, except for our Courtyard by Marriott®, Residence Inn by Marriott®, Marriott Hotels Resorts and Suites®, TownePlace Suites by Marriott®, and SpringHill Suites by Marriott® branded hotels, which include data for comparable fiscal periods.

(2)     2003 includes data for periods prior to our ownership of some hotels.

(3)     2003 includes data for periods some hotels were operated by a different manager than in 2004.

(4)     Prime transferred its management agreement to a subsidiary of Hyatt Corporation in January 2005.

Rent/Return Coverage Data(1)

Lease/Management Agreement	Quarter ended 12/31/04	Year ended 12/31/04	Year ended 12/31/03

Host (no. 1)	1.2x	1.3x	1.0x
Host (no. 2)	1.1x	1.0x	1.0x
Marriott	0.8x	0.9x	0.8x
Barcelo Crestline	0.8x	0.9x	0.7x
InterContinental (no. 1)	0.5x	0.8x	0.7x
InterContinental (no. 2)	0.8x	0.8x	0.8x
Prime (2)	0.7x	1.1x	1.0x
Homestead	1.2x	1.2x	1.1x
Range (all agreements)	0.5x-1.2x	0.8x-1.3x	0.7x-1.1x

(1)     We define coverage as combined total hotel sales minus all expenses which are not subordinated to minimum payments to us and the required FF&E Reserve contributions (which data is provided to us by our tenants or operators), divided by the minimum rent or fixed amount return payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of some hotels and prior to commencement of operating agreements.

(2)     Prime transferred its management agreement to a subsidiary of Hyatt Corporation in January 2005.